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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We hereby consent to the use in the Prospectus constituting a part of this Pre-effective Amendment No. 1 to Registration Statement (No. 333-108423) on Form S-1 of our report dated February 18, 2003, except for Note 16 as to which the date is March 25, 2003, relating to the consolidated financial statements of Encore Capital Group, Inc. as of and for the years ended December 31, 2001 and 2002, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ BDO Seidman, LLP
Costa Mesa, California

September 24, 2003